LOAN AND SECURITY AGREEMENT

                  DATED AS OF JULY 7, 2010

                           between

                       SOVEREIGN BANK,
                         as Lender,

                             and


               DYNASIL CORPORATION OF AMERICA,
                         as Borrower

                 LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") is made this 7th day of July, 2010 by and between SOVEREIGN BANK, a federal savings bank ("Lender"), with an address at 3 Terry Drive, Suite 102, Newtown, Pennsylvania 18940, and DYNASIL CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), with an organizational identification or registration number (if applicable) and chief executive office as listed on
Schedule 1(a) attached hereto.

                         WITNESSETH:

     WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

     NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

1.   DEFINITIONS; ACCOUNTING PRINCIPLES.

     (a)  Definitions.

     "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires in one transaction or as the most recent transaction in a series of transactions control of securities of a Person engaged in an ongoing business representing more than fifty percent (50%) of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body, or (c) acquires control of more than fifty percent (50%) of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person that is not managed by a board of directors or other governing body.

     "Acquisition Agreement" shall mean any agreement by and between Borrower and/or any of its Subsidiaries, as applicable, and another Person with respect to an Acquisition, including all exhibits, annexes and schedules thereto, and all amendments, modifications and supplements thereof.

       "Account", "Account Debtor", "Certificated Security", "Chattel Paper", "Commercial Tort Claims", "Control", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Entitlement", "Securities Intermediary", "Supporting Obligations", "Tangible Chattel Paper" and "Uncertificated Security" shall have the respective meanings assigned to such terms in the Uniform Commercial Code, as the same may be in effect in the State of New Jersey from time to time (the "UCC").

     "Affiliate" shall mean, as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder, member or partner (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having ten percent (10%) or more of the ordinary voting power for the election of directors or managers of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Applicable Margin" shall mean a per annum percentage equal to 3.50%.

     "Applicable Revolver Margin" shall mean a per annum percentage equal to 2.75%.

     "Assets" means, at any time, all assets of every kind of Borrower as would be shown on a financial statement of Borrower prepared in accordance with GAAP.

       "Assignment of Rents and Leases" shall have the meaning specified in subsection 4(g) hereto.

     "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Business Day" shall mean (a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the Commonwealth of Pennsylvania; (b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in the Commonwealth of Pennsylvania and/or New York City; and (ii) a London Banking Day; and (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate Loan, any day which is a London Banking Day.

     "Capital Expenditures" shall mean for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities) by such Person for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP; provided that Capital Expenditures of any Person shall not include the purchase price paid by such Person in connection with the consummation of an Acquisition to the extent allocable to property, plant or equipment.

     "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

     "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

     "Capital Stock" shall mean, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

     "Casualty Loss" shall have the meaning specified in subsection 11(e)(i).

     "Change of Control" shall mean the occurrence of one or more of the following events:
          (a) any Person (or group of related Persons for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than forty percent (40%) of the voting stock of the Borrower; or
          (b) the replacement, in any two-year period, of a majority of the members of the Board of Directors of the Borrower from the directors who constituted the members of the Board of Directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Borrower then still in office who were either members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.
     "Closing Date" shall mean the date on which all of the Initial Conditions Precedent set forth in Section 16(a) are satisfied.

     "Collateral" shall mean all of the property of Borrower described in Section 4 hereof, together with the Real Property and all other real or personal property of any Obligor now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

     "Compliance   Certificate"  shall  have   the   meaning
specified in subsection 8(a) hereof.

     "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, with respect to any fiscal measurement period, the sum of (a) net income (or loss) for that period, plus
(b) the aggregate closing costs and similar costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, plus (c) any other non-recurring or unusual expense or loss acceptable to Lender in its sole discretion, minus (d) any non-recurring gain included in such net income, plus (e) Interest Expense for that period, plus (f) the aggregate amount of federal, state and foreign taxes on or measured by income for that period (whether or not payable during that period), plus (g) depreciation and amortization expense for that period, plus
(h) non-cash stock compensation expenses in an aggregate amount not exceeding $1,000,000.00 in any fiscal year, and in the case of items (b) - (h), only to the extent included in determining net income for that period, in each case as determined in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the ratio of: (i) Consolidated EBITDA, to (ii) Consolidated Fixed Charges.

     "Consolidated Fixed Charges" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the sum of (a) the Interest Expense for such period, plus (b) the aggregate principal amount of scheduled payments on any Indebtedness of Borrower or any Subsidiary (including without limitation all Capital Lease Obligations and the Loans) made during such period, plus (c) the sum of all cash dividends and other cash distributions to shareholders or other equity owners paid by Borrower during such period, plus (d) the sum of all taxes paid in cash by Borrowers during such period, plus (e) all Unfunded Capital Expenditures during such period.

     "Consolidated Maximum Leverage Ratio" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the ratio of (i) Consolidated Total Funded Debt to
(ii) Consolidated EBITDA.

     "Consolidated Total Funded Debt" shall mean with respect to Borrower and its Subsidiaries on a consolidated basis, without duplication, for any fiscal measurement period, the aggregate Indebtedness of Borrower and its Subsidiaries for borrowed money (including without limitation all Capital Lease Obligations, all synthetic lease obligations, all subordinated debt, and all unreimbursed drawings under letters of credit), or any other monetary obligation evidenced by a note, bond, debenture or similar instrument or agreement of Borrower, as determined in accordance with GAAP.

     "Default"   shall   have  the  meaning   specified   in
subsection 2(a)(iii) hereof.

     "Default Rate" shall have the meaning specified in subsection 3(a)(iii) hereof.

     "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the Real Property or any other facilities owned or operated by Borrower or any other Obligor, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "ERISA"  shall  mean  the  Employee  Retirement  Income
Security Act of 1974, as amended, modified or restated from time to time.

     "Event of Default" shall have the meaning specified  in
Section 14 hereof.

     "Existing Accounts" shall have the meaning specified in subsection 11(j) hereof.

     "Fiscal  Year"  shall  mean  each  twelve  (12)   month
accounting period of Borrower, which ends on September 30 of each year.

     "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of and conducts substantially all of its business in any jurisdictions other than the United States or any State thereof.

     "GAAP"   shall   mean  generally  accepted   accounting
principals in the United States as in effect on the  Closing
Date  and applied on a basis consistent with the Pre-Closing
Financials.

     "Governmental Authority" shall mean any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

     "Guarantee" shall mean any guarantee delivered by a Subsidiary of Borrower or other Person to Lender with respect to any Liability, in form and substance satisfactory to Lender, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Guarantor Collateral" shall mean all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of any Guarantee.

     "Guarantor Collateral Documents" shall mean each Subsidiary Security Agreement, each UCC-1 Financing Statement filed pursuant to any of the foregoing and any other document or agreement encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein for the benefit of Lender executed by a Guarantor, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Guarantor(s)" shall mean individually or collectively any Person who executes and delivers a Guarantee to Lender, including without limitation all Subsidiaries of Borrower
(other than any Foreign Subsidiary).

     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental
Law).

     "Hedging Agreements" shall have the meaning ascribed to such term in the definition of "Hedging Obligations" in this
Section 1.

     "Hedging Obligations" shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Agreements"), and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

     "Indebtedness", as applied to a Person, means:

     (a)  all items (except items of capital stock or of surplus)
which   in  accordance  with  GAAP  would  be  included   in
determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

(b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities either (i) incurred in connection with any capitalized lease obligations or (ii) secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and
(c) to the extent not included in the foregoing, all indebtedness and obligations (i) relating to liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other that for collection or deposit in the ordinary course of business), (ii) arising from sales of property with recourse, (iii) relating to agreements (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise), (iv) in respect of any letter of credit, banker's acceptance or surety or other bond, and (v) in respect of any bond, indenture or instrument.
Notwithstanding the foregoing, "Indebtedness" shall not include trade payables incurred in the ordinary course of business for the purchase of goods or services which are not secured by a lien and which are not more than 90 days past
the   invoice   due  date  (including,  without  limitation,
payables under corporate credit cards). Indebtedness shall also not include deferred payments owed on intercompany sales made between Borrower and its Subsidiaries pursuant to transfer pricing terms which would be customary for arm's-length transactions between unrelated parties.

     "Indemnified Party" shall have the meaning specified in
Section 17 hereof.

     "Initial Conditions Precedent" shall have the meaning specified in subsection 16(a).

     "Interest Expense" shall mean, as of any date, with respect to any Person, for any fiscal measurement period, the sum of (a) all cash interest, unused commitment fees, letter of credit fees and similar fees (in each case as such expenses are calculated according to GAAP) paid or payable for such fiscal period by such Person (including without limitation, the interest and fees (as applicable) payable under this Agreement and the net amount payable in cash under all Hedging Agreements in respect of such period (or minus the net amount receivable under all Hedging Agreements in respect of such period)), plus (b) the portion of rent paid or payable (without duplication) for such fiscal period by that Person under Capitalized Lease Obligations that should be treated as interest in accordance with GAAP; provided that all debt issuance costs, debt discounts or premiums, prepayment premiums and other financing fees and expenses incurred by Borrower and directly related to the consummation of the transactions contemplated by this Agreement shall be excluded from the calculation of Interest Expense..

     "Issuer Reimbursement Payment" shall have the meaning specified in subsection 2(a)(viii).

     "Lender" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

     "Lender  Hedging  Agreement"  shall  mean  any  Hedging
Agreement entered into between Borrower or any Subsidiary and Lender.

     "Letter of Credit" shall mean any standby letter of credit issued by Lender on behalf of Borrower in accordance with the terms and provisions of this Agreement.

     "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit, (ii) the aggregate unreimbursed amount of all draws under a Letter of Credit not already converted to a Loan hereunder, and (iii) any other unreimbursed amounts advanced by Lender on behalf of Borrower, or owed by Borrower to Lender, in connection with any Letter of Credit which amounts have not already been converted to a Loan hereunder.

     "Liabilities" or "Liability" shall mean any and all obligations, liabilities and indebtedness of Borrower, any Subsidiary of Borrower or any other Obligor to Lender, or to any parent, affiliate or subsidiary of Lender, of any and every kind and nature (specifically including without limitation the obligation of any such Person to reimburse Lender for (i) any amounts advanced and/or paid by Lender on behalf of any such Person, (ii) all Hedging Obligations, and
(ii) any amounts drawn under any letters of credit issued by Lender for the benefit of such Person), howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law, including without limitation all obligations, liabilities and Indebtedness of Borrower, any Subsidiary of Borrower or any other Obligor under this Agreement or under any Other Agreement.

     "LIBOR" shall mean a rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) equal to the composite London Interbank Offered Rate which appears on the Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m. London time on the date of determination (or if not reported thereon, then as determined by Lender from another recognized source of interbank quotation).

     "LIBOR Market Index Rate" shall mean, as of any date of determination, a rate per annum equal to (a) the sum of each daily LIBOR for one (1) month dollar deposits over the proceeding thirty (30) Business Days divided by (b) thirty
(30). In the event the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, the LIBOR Market Index Rate shall be equal to the amount determined above divided by an amount equal to one (1) minus the Reserve Percentage or, if such rate shall exceed the maximum rate permitted by law, at such lesser rate as shall be the maximum rate permitted by law.

     "LIBOR Rate Loan" shall mean a Loan bearing interest with reference to the LIBOR Market Index Rate.

     "Loans" shall mean all loans and advances made by Lender to or on behalf of any of the Borrower hereunder, and any portion(s) thereof, including but not limited to the Revolving Loans, the Term Loan and the Permitted Acquisition Loans.

     "London Banking Day" shall mean a day on which commercial banks are open for international business (including without limitation dealings in US dollar deposits) in London, England and the Commonwealth of Pennsylvania.

     "Material Adverse Change" shall mean an event or occurrence that would reasonably be expected to have a Material Adverse Effect on Borrower and the Guarantors, taken as a whole.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, property, assets, operations or condition, financial or otherwise, of such Person or on the ability of such Person to perform its obligations and undertakings under this Agreement or any Other Agreement.

     "Maximum Permitted Acquisition Loan Limit" shall mean, at any time, an amount equal to Five Million Dollars
($5,000,000.00).

       "Maximum  Revolving Loan Limit" shall  mean,  at  any
time,   an   amount   equal   to   Three   Million   Dollars
($3,000,000.00).

     "Mortgage(s)" shall have the meaning specified in subsection 4(f) hereof.

     "New Jersey Facility" shall mean the real property owned in fee by Borrower located at 385 Cooper Road, Berlin Township, Camden County, New Jersey and shown on the current official Tax Map of the Township of Berlin as Lot 3, Block 1910, together with the following (referred to herein, collectively, as the "New Jersey Facility Fixtures"): fixtures, appliances, machinery and equipment of any nature whatsoever and other articles of personal property at any time now or hereafter installed in or attached to or situated in or thereon or used or intended to be used in connection therewith, or in the operation of the buildings and improvements, plant, business or dwelling situate thereon, whether or not the personal property is or shall be affixed thereto or deemed to be a fixture and all renewals or replacements thereof or articles in substitution therefor.

     "Notes" shall mean any or all, as the context may require, of the Revolving Note, the Term Note and the Permitted Acquisition Term Notes executed and delivered by Borrower to Lender hereunder (as each of the same may be amended, modified or supplemented from time to time).

     "Obligor" shall mean Borrower, any Guarantor and any other Person who at any time becomes liable in whole or in part, for the Liabilities or pledges any real or personal property to secure any or all of the Liabilities.

     "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, all powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, Mortgages, Notes, Assignments of Rents and Leases, Lender Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, including without limitation any agreement, instrument or other document which creates or gives rise to any Hedging Obligation, as each of the same may be amended, modified or supplemented from time to time.

     "PBGC"  shall have the meaning specified in  subsection
11(b)(iv) hereof.

     "Permitted Acquisition" shall mean an Acquisition by the Borrower or any Subsidiary that satisfies each of the following conditions:

          (i)   the  business or assets acquired or business
     of  the entity whose Capital Stock is acquired shall be
     complementary,  ancillary,  similar   or   related   to
     Borrower's then current lines of business;

          (ii) at the time of such Acquisition no Default or Event of Default exists and no Default or Event of Default would occur as a result thereof on either an actual or a pro forma basis;

          (iii) the Borrower and each other party to the Acquisition shall have complied with all applicable laws, including without limitation any applicable state takeover law;

          (iv) the Acquisition has been approved by the board of directors of Borrower and by the board of directors (or similar governing body) of each other party to the Acquisition and all other corporate (including without limitation all required board, manager, partner, shareholder, member, or other equity owner approvals), governmental and third-party consents and approvals necessary in connection with the Acquisition shall have been obtained and shall remain in effect; all applicable waiting periods shall have expired or been terminated or waived without any material adverse action being taken by any authority having jurisdiction; and no law or regulation shall be applicable that restrains, prevents or imposes material adverse conditions upon the Acquisition;

          (v) if the Acquisition is the first Permitted Acquisition being consummated by Borrower hereunder, the Acquisition includes the purchase of inventory, accounts receivable, property, plant and/or equipment which collectively has a value equal to or greater than fifty percent (50%) of the total consideration (excluding any earn-out payments and the aggregate professional fees, other closing costs and similar costs and expenses incurred by Borrower in connection with the consummation of such Acquisition) being paid by Borrower to complete such Acquisition;

          (vi) if the Acquisition is not the first Permitted Acquisition being consummated by Borrower hereunder, the total proceeds of the Permitted Acquisition Loan utilized by Borrower to complete such Acquisition cannot exceed one hundred fifty percent (150%) of the collective book value of all inventory, accounts receivable, property, plant and/or equipment being acquired;

          (vii) the Person to be acquired in the Acquisition shall be domiciled in the United States, be the company previously identified by the Borrower to Lender as being a party to the "Mayflower transaction," or any other Person domiciled in a country which has previously been approved by Lender in its sole discretion;

          (viii) the Person to be acquired in the Acquisition shall have a positive pro-forma EBITDA (after giving effect to such Acquisition) and no material contingent liabilities (other than earn-out obligations created or incurred in connection with the completion of the Acquisition);

          (ix) the Person to be acquired in the Acquisition shall be subject to consolidation under FIN 46;

          (x) the consideration to be paid by Borrower and/or any Subsidiary to consummate such Acquisition consists solely of cash and earn-outs (including without limitation proceeds of any Permitted Acquisition Loan made hereunder) and/or capital stock issued by Borrower; and

          (xi) Borrower shall have delivered to Lender at least ten (10) days prior to the consummation of the Acquisition, the following information and documentation pertaining to the Acquisition, in each case in form and substance satisfactory to Lender:
     (A) calculations certified by the Borrower's Chief Financial Officer indicating pro forma compliance by the Borrower and its Subsidiaries with the covenants contained in Section 13 subsequent to the Acquisition,
     (B) historical financial statements of the Person to be acquired for the three full fiscal years of such Person immediately preceding the date of the consummation of the Permitted Acquisition, (C) consolidated projections of the Borrower and its Subsidiaries for each of the three (3) years following the completion of the Acquisition incorporating the results of operations of the Person to be acquired, (D) a certificate of Borrower's Chief Financial Officer which sets forth the sources and uses of funds which will be required to consummate the Acquisition, (E) a certificate of
     Borrower's Chief Financial Officer, in the form of Exhibit E attached hereto and otherwise in form and substance satisfactory to Lender in its sole discretion, (1) certifying that the Acquisition meets the criteria set forth in each of clauses (i) - (x) of this definition of "Permitted Acquisition",
     (2) certifying that the Borrower and/or the applicable Subsidiaries have conducted customary lien, litigation, environmental and title searches with respect to the Person to be acquired and the material assets to be acquired in the Acquisition in all relevant jurisdictions and with all relevant Governmental Authorities, and attaching a summary of the results of such searches, and (3) reaffirming the representations and warranties contained in Section 10 of this Agreement as of the date of consummation of the Acquisition giving effect to such consummation, (F) true, correct and complete copies of the Acquisition Agreement and all other documents to be executed or delivered pursuant thereto, and (G) such other due diligence information and documentation as Lender shall require.

     "Permitted Acquisition Loan" shall have the meaning specified in subsection 2(c) hereof.

     "Permitted  Acquisition  Term  Note"  shall  have   the
meaning specified in subsection 2(c) hereof.

     "Permitted   Exceptions"   shall   mean   those   title
exceptions  accepted  by  Lender  in  its  mortgagee   title
insurance policy issued by the Title Company on the  Closing
Date.

     "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business;
(iv) liens for taxes not yet due and payable or which are being diligently contested in good faith by Borrower by appropriate proceedings and for which appropriate reserves have been established by Borrower; (v) existing liens specifically set forth on Schedule 1(b) attached hereto;
(vi) liens or security interests permitted under Section 12 hereof, and/or (vii) the Permitted Exceptions or other liens specifically permitted by Lender in writing.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

     "Plan"  shall have the meaning specified in  subsection
11(b)(iv) hereof.

     "Prime Rate" shall mean the per annum rate referred to as the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, and any applicable interest rate calculated hereunder with respect to the Prime Rate shall change when, in the same direction and to the same extent as changes occur in the "prime rate" as published in the "Money Rates" section of The Wall Street Journal. If The Wall Street Journal ceases to publish such "prime rate", then Lender shall select a substitute rate having like characteristics in Lender's judgment reasonably exercised, including without limitation the base, reference or other rate then designated by Lender for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest rate, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

     "Prime Rate Loan" shall mean a Loan bearing interest with reference to the Prime Rate.

     "Pre-Funding  Conditions  Precedent"  shall  have   the
meaning specified in subsection 16(b).

     "Ramp-up Period" shall have the meaning specified in subsection 13(b) hereof.

     "Real Property" shall mean, collectively, any real property currently owned by Borrower or any Guarantor as set forth in Schedule 10(s) attached hereto.

     "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto.

     "Revolving Loan" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Loan Request" has the meaning set forth in subsection 2.(a).

     "Revolving Note" shall have the meaning specified in subsection 2(a) hereof.

     "Revolving Outstandings" shall mean, at any  time,  the
then-outstanding   aggregate  principal   balance   of   all
Revolving Loans.

     "RMD   Acquisition  Agreement"  shall  mean  the  Asset
Purchase   Agreement  by  and  among   the   Borrower,   RMD
Instruments Corp., RMD Instruments, LLC and others dated as of July 1, 2008.

     "Scheduled Termination Date" shall mean July 7, 2012 or such other later date as may be agreed to in writing by Lender.

     "Subsidiary" shall mean, as to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.

     "Subsidiary Security Agreement" shall mean any security agreement delivered by a Subsidiary to Lender, in form and substance satisfactory to Lender, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Taxes"  shall have the meaning specified in subsection
3(d) hereof.

     "Termination Date" shall mean the earlier  of  (a)  the
Scheduled  Termination  Date  or  (b)  the  date  on   which
repayment  of  the  Liabilities is accelerated  pursuant  to
Section 15 hereof.

     "Term  Loan"  shall  have  the  meaning  specified   in
subsection 2(b) hereof.

     "Term Maturity Date" shall mean the earlier of (a) July
7,   2015  or  (b)  the  date  on  which  repayment  of  the
Liabilities is accelerated pursuant to Section 15 hereof.

     "Term  Note"  shall  have  the  meaning  specified   in
subsection 2(b) hereof.

     "Title Company" shall mean Land Services, USA, and its successors and assigns.

       "Unfunded Capital Expenditures" shall mean for any Person, for any fiscal measurement period, the aggregate of all Capital Expenditures incurred by such Person during such period less (i) the aggregate principal amount of new long-term Indebtedness incurred during such period to fund such Capital Expenditures, and (ii) the aggregate amount of insurance proceeds received or expected to be received during such period on account of any Casualty Loss and applied during such period to the repair or replacement of property damaged or destroyed in connection with the Casualty Loss.

     "United States Dollars" shall mean the lawful currency of the United States of America.

     "Unused Acquisition Line Commitment" shall mean, as at any date, the difference, if any, between (i) Maximum Permitted Acquisition Loan Limit, and (ii) the aggregate original principal balance of all Permitted Acquisition Loans advanced by Lender to Borrower hereunder on or before such date.

     "Unused Acquisition Line Commitment Fee" shall have the meaning specified in subsection 3(d)(iii) hereof.

     "Unused Revolver Commitment" shall mean, as at any date, the difference, if any, between (i) Maximum Revolving Loan Limit, and (ii) the sum of (A) the aggregate outstanding principal balance of all Revolving Loans, and
(B) the Letter of Credit Obligations.

     "Unused Revolver Commitment Fee" shall have the meaning specified in subsection 3(d)(ii) hereof.

     "Yield   Maintenance  Fee"  shall  have   the   meaning
specified in subsection 3(b) hereof.

     (b)  Accounting Principles.

          (i) Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Section 8 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

          (ii) Except as otherwise provided in this Agreement, for calculation of the financial covenants set forth in Section 13 such calculations shall give effect, on a pro forma basis, to all Acquisitions and dispositions made during the fiscal measurement period to which the required compliance relates, as if such Acquisition or disposition had been consummated on the first day of the applicable period. Calculations performed in connection with Acquisitions and dispositions shall be based on the results of operations and financial position of the Borrower and its Subsidiaries set forth on the most recent consolidated financial statements delivered to Lender hereunder, adjusted, in the case of an Acquisition, to give effect to any additional Indebtedness incurred in connection therewith and to include the results of operations and financial position of the target during the applicable period, and in the case of a disposition, to give effect to any repayment of Indebtedness in connection therewith and to exclude the results of operations and financial position for the applicable period of the assets so disposed of.

          (iii) If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by Borrower with any of its covenants in Section 13, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

2.   LOAN FACILITIES.

     (a)  Revolving Line of Credit.

          (i) Subject to the terms and conditions of this Agreement and the Other Agreements, from the Closing Date through the
Termination  Date,  Lender shall make  revolving  loans  and advances  in  United States Dollars to Borrower  (each  such
Loan,   and  any  portion  thereof,  a  "Revolving   Loan");
provided,  that  the sum of the aggregate  unpaid  principal balance  of the Revolving Loans outstanding plus the  Letter of  Credit  Obligations outstanding shall not  at  any  time
exceed  the  Maximum  Revolving Loan Limit.   All  Revolving
Loans  made  by  Lender  to  Borrower  hereunder  shall   be
evidenced by a single promissory note (the "Revolving Note")
of  Borrower substantially in the form of Exhibit A attached
hereto.   In addition to the terms and conditions set  forth
in this Agreement, the Revolving Loans shall be subject to such other terms as are provided in the Revolving Note.
Notwithstanding anything to the contrary set forth herein or in the Revolving Note, if at any time the sum of the Revolving Outstandings plus the Letter of Credit Obligations then outstanding exceeds the Maximum Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

          (ii) Subject to the provisions of Section 3, the Revolving Loans may from time to time be (i) LIBOR Rate Loans,
(ii) Prime Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to Lender in accordance with either subsections 2(a)(iv) or 2(h).

(iii) Borrower hereby authorizes Lender, in its sole discretion, to charge any account of Borrower maintained at Lender for, or advance Revolving Loans (without further request of Borrower) in order to make, any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. The coming due of any such payment shall be deemed to be a request by Borrower in accordance with the procedures set forth herein for a Revolving Loan in the amount of such payment to be made on the date such payment is due.
Revolving Loans made by Lender hereunder in respect of such payments may be made by Lender, in its sole discretion, regardless of the existence of a Default or an Event of Default, whether or not the aggregate outstanding principal balance of the Revolving Loans, after giving effect to such Revolving Loans to be made, exceeds the Maximum Revolving
Loan Limit and whether or not the Pre-Funding Conditions Precedent (specifically including compliance with the provisions of Section 8) have been satisfied. Such
Revolving Loans shall be a part of the Liabilities hereunder secured by the Collateral as provided herein.
(iv) Subject to compliance with the terms and provisions of this Agreement and the Other Agreements, Borrower may request a Revolving Loan hereunder upon giving written notice to the Lender by 11:00 a.m. (Philadelphia, Pennsylvania time) on the day of the proposed Revolving Loan
(a "Revolving Loan Request"). Each Revolving Loan Request shall be in form and substance satisfactory to Lender in its sole discretion. Each Revolving Loan Request received by Lender shall be conclusively presumed to be executed and delivered by a duly authorized officer or employee of Borrower. Notwithstanding the foregoing, no Revolving Loan Request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, or both, will become an Event of Default
(a "Default").
(v) Revolving Loans may be borrowed, repaid and reborrowed prior to the Termination Date in accordance with, and subject to, the terms of this Agreement.
          (vi) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, in lawful money of the United States of America in immediately available funds to such bank account of Borrower at Lender as may be agreed upon by Borrower and Lender from time to time.

          (vii) Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of the Revolving Loans made to Borrower, each continuation thereof, and each conversion of all or a portion thereof to another type of interest rate in the books and records of Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of Lender to make any such recordation or notation in its books and records (or any error in such recordation or notation) shall not affect the obligations of Borrower hereunder or under the Revolving
Note.

          (viii) Subject to the terms and conditions of this Agreement and the Other Agreements, at any time prior to the Termination Date, Lender shall, from time to time cause to be issued, upon Borrower's request, Letters of Credit denominated in United States Dollars for the account of Borrower; provided, that the aggregate undrawn face amount of all such Letters of Credit issued pursuant to the provisions of this subsection 2(a)(viii) shall at no time exceed the lesser of (A) One Million Dollars ($1,000,000.00)
or (B) an amount equal to the Maximum Revolving Loan Limit minus the sum of (1) the Revolving Outstandings and (2) the Letter of Credit Obligations. Payments made by Lender to
any   Person  on  account  of  any  such  Letter  of  Credit
(specifically including payments by Lender for any drawings honored with respect to any Letter of Credit ("Issuer Reimbursement Payments")) shall constitute Revolving Loans hereunder and Borrower agrees that each such payment made by Lender (specifically including any Issuer Reimbursement Payment) shall constitute a request by Borrower for a
Revolving  Loan to reimburse Lender for such payment.   Such
Revolving Loans may be made by Lender regardless of the existence of any Event of Default and whether or not the aggregate outstanding principal balance of the Revolving Loans after giving effect to such Revolving Loans, exceeds any of the limitations or sublimitations set forth in this Agreement (provided that if an Event of Default does exist or the aggregate outstanding principal balance of the Revolving Loans would exceed such limit(s), Lender may, in its sole discretion, decline to make such a Revolving Loan with respect to any then outstanding Issuer Reimbursement Payment and Borrower shall immediately reimburse Lender in full, upon demand, the amount of such Issuer Reimbursement Payment plus interest on the unpaid balance thereof at the Default Rate). Any Revolving Loan made by Lender pursuant to this subsection shall be a part of the Liabilities hereunder secured by the Collateral as set forth herein.

(ix) Borrower shall make requests for any Letter of Credit to be issued for the account of Borrower under subsection 2(a)(viii) above, in writing, delivered to Lender at least seven (7) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the expiration date of the Letter of Credit (which shall not be later than the earlier of (A) the Scheduled Termination Date or (B) the one (1) year anniversary of the date of issuance of the Letter of Credit), the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by Lender. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.
(x) Borrower shall be obligated to reimburse Lender for any payments made in respect of any Letter of Credit or any drawing thereunder, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (A) any lack of validity or enforceability of any Letter of Credit,
(B) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (C) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or any other Person, (D) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (E) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (F) any other act or omission to act or delay of any kind of the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that, with respect to any Letter of Credit, Lender may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.
     (b)  Term Loan.

          (i) Subject to the terms and conditions of this Agreement and the Other Agreements Lender shall make a loan in United
States Dollars to Borrower (a "Term Loan"), at a single time on  the date hereof, in the principal amount of Nine Million
Dollars  ($9,000,000.00).  The Term Loan made by  Lender  to
Borrower hereunder shall be evidenced by a single promissory note (the "Term Note") of Borrower substantially in the form of  Exhibit B attached hereto.  At the execution hereof, the proceeds  of  the  Term Loan shall be used by  Borrower  (i)
first to repay in full all amounts of principal and interest
then   outstanding  under  certain  loan  documents  between
Borrower  and  Susquehanna Bank, Tompkins Trust  and/or  RMD
Instruments, LLC, whereupon said loan documents shall then be cancelled, and (ii) the balance of the proceeds of the Term Loan, if any, shall be used by Borrower for long-term working capital. The Term Loan shall mature on the Term
Maturity Date, bear interest at fixed rate equal to five and fifty-eight one-hundredths percent (5.58%) per annum and be payable as to principal and interest in accordance with the terms of this Agreement and the Term Note.

          (ii) Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of the Term Loan in Lender's books and records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
The failure of Lender to make any such recordation or notation in its books and records (or any error in such recordation or notation) shall not affect the obligations of Borrower hereunder or under the Term Note.

     (c)  Standby Permitted Acquisition Facility.

          (i) Subject to the terms and conditions of this Agreement and the Other Agreements, from the Closing Date through the
Termination  Date,  Lender  shall  make  certain  loans  and advances  in  United States Dollars to Borrower  (each  such
Loan,  and  any  portion  thereof, a "Permitted  Acquisition
Loan");  provided, that (A) Lender shall have no  obligation to  advance  any  Permitted  Acquisition  Loan  to  Borrower hereunder unless the proposed Acquisition satisfies  all  of
the   requirements  set  forth  herein   for   a   Permitted
Acquisition  (as  determined by  Lender  in  its  reasonable
discretion),   (B)  no  Permitted  Acquisition   Loan   made
hereunder shall be in an initial principal amount of less than One Million Dollars ($1,000,000.00) (or the remaining unutilized portion of the Maximum Permitted Acquisition Loan
Limit, if less), and (C) at no time may the aggregate principal amount of all Permitted Acquisition Loans made hereunder exceed the Maximum Permitted Acquisition Loan
Limit.

(ii) Notwithstanding anything to the contrary set forth
herein, Borrower acknowledges that this Permitted
Acquisition facility is a non-revolving facility and
payments made by Borrower with respect to outstanding
Permitted Acquisition Loans shall not restore availability
for additional Permitted Acquisition Loans under this
facility.  Lender's commitment to make any Permitted
Acquisition Loans hereunder shall terminate when the
aggregate initial principal amount of all Permitted
Acquisition Loans equals the Maximum Permitted Acquisition
Loan Limit or on the Termination Date, whichever occurs
first.
          (iii) Each Permitted Acquisition Loan made by Lender to Borrower hereunder shall be evidenced by a promissory note
(a   "Permitted   Acquisition  Term   Note")   of   Borrower
substantially in the form of Exhibit C attached hereto,  and otherwise subject to such other terms as are provided in the applicable Permitted Acquisition Term Note.  Notwithstanding anything  to  the  contrary  set  forth  herein  or  in  any
Permitted  Acquisition  Term  Note,  if  at  any  time   the
aggregate   initial  principal  amount  of   all   Permitted
Acquisition  Loans  equals or exceeds the Maximum  Permitted
Acquisition Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Permitted Acquisition
Loans in such order as Lender shall determine in its sole discretion.

          (iv) Subject to compliance with the terms and provisions of this Agreement and the Other Agreements, Borrower may request  a Permitted Acquisition Loan hereunder upon  giving written  notice  to the Lender by 11:00 a.m.  (Philadelphia,
Pennsylvania time) not less than thirty (30) days  prior  to
the  date of the proposed Permitted Acquisition Loan.   Each
request  for  a  Permitted Acquisition  Loan  (a  "Permitted
Acquisition Loan Request") shall be in a form acceptable to Lender in its sole discretion and accompanied by the following information and documentation pertaining to the Acquisition, in each case in form and substance satisfactory to Lender:

               (A) calculations certified by the Borrower's Chief Financial Officer indicating pro forma compliance by the Borrower and its Subsidiaries with the covenants contained in Section 13 subsequent to the Acquisition and based on the most recent financial statements delivered to Lender pursuant to this Agreement;

               (B) historical financial statements of the Person to be acquired for the three (3) full fiscal years of such Person immediately preceding the date of the consummation of the Permitted Acquisition;

               (C)  consolidated projections of the Borrower
          and   its   Subsidiaries,   by   fiscal   quarter,
          incorporating the results of operations of the Person to be acquired;

               (D)    a   certificate  of  Borrower's  Chief
          Financial Officer which sets forth the sources and uses of funds which will be required to consummate the Acquisition;

               (E)    a   certificate  of  Borrower's  Chief
          Financial Officer (1) certifying that the Acquisition qualifies as a Permitted Acquisition,
          (2) certifying that Borrower and/or the applicable Subsidiaries have conducted customary lien, litigation, environmental and title searches with respect to the Person to be acquired and the material assets to be acquired in the Acquisition in all relevant jurisdictions and with all relevant Governmental Authorities, and attaching a summary of the results of such searches, and
          (3) reaffirming the representations and warranties contained in Section 10 of this Agreement as of the date of consummation of the Acquisition giving effect to such consummation; and

               (F) such other due diligence information and documentation as Lender shall require.

Each Permitted Acquisition Loan Request received by Lender shall be conclusively presumed to be executed and delivered by a duly authorized officer or employee of Borrower. Notwithstanding the foregoing, no Permitted Acquisition Loan Request may be made, or Permitted Acquisition Loan advanced,
(x) at a time when there exists a Default or an Event of Default or when a Default or an Event of Default would occur after giving effect thereto, and (y) until Lender has received true, correct and complete copies of the executed Acquisition Agreement related thereto and all other documents to be executed or delivered pursuant to such Acquisition Agreement which evidence the consummation of the related Permitted Acquisition.

          (v) Borrower shall cause any Subsidiary acquired or established by Borrower after the date of this Agreement in connection with the consummation of a Permitted Acquisition to become a Guarantor hereunder and in connection therewith to execute a Guarantee and such Other Agreements as shall be deemed to be necessary or appropriate by Lender in its sole discretion, and deliver such Guarantee and Other Agreements to Lender.

          (vi) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Permitted Acquisition Loan
requested  by  Borrower,  or  deemed  to  be  requested   by
Borrower, in lawful money of the United States of America in immediately available funds to such bank account of Borrower at Lender as may be agreed upon by Borrower and Lender from time to time.

(vii) Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of each Permitted Acquisition Loan made to Borrower in the books and records of Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of Lender to make any such recordation or notation in its books and records (or any error in such recordation or notation) shall not affect the obligations of Borrower hereunder or under a Permitted Acquisition Term Note.
     (d)  Repayment of Loans.

          (i) Revolving Loans. The principal owing with respect to the Revolving Loans shall be repaid on the Termination Date, subject to the earlier mandatory repayment of overadvances as set forth in subsection 2(a), earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 15, and the repayment of proceeds of Collateral or termination of the Loans as set forth in subsection 2(f). In any event, all principal plus accrued interest outstanding on the Revolving Loans shall be due and payable on the Termination Date.

          (ii) Term Loan.  The principal owing with respect to the
Term   Loan  shall  be  repaid  in  fifty-nine  (59)   equal
consecutive monthly installments of principal, in the amount of $107,142.85 each, on the first day of each calendar month, commencing on August 1, 2010, with a sixtieth (60th) final balloon payment of all outstanding principal being due and payable on the Term Maturity Date; provided, that any remaining outstanding principal balance of the Term Loan shall be subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 15 and the mandatory repayment of proceeds of Collateral or termination of the Loans as set forth in subsection 2(f). In any event, all principal plus accrued interest outstanding on the Term Loan shall be due and payable on the Term Maturity Date.

          (iii) Permitted Acquisition Loan. The principal owing with respect to each Permitted Acquisition Loan shall be payable in equal consecutive monthly installments, based upon a seven (7) year straight-line amortization, on the first day of each calendar month, commencing on the first day of the first full calendar month following the date on which such Permitted Acquisition Loan is made by Lender to Borrower hereunder, with a final balloon payment of all outstanding principal being due and payable on the Term
Maturity Date; provided, that any remaining outstanding principal balance of a Permitted Acquisition Loan shall be subject to earlier mandatory repayment of overadvances as set forth in subsection 2(c), earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in Section 15, and the mandatory repayment of proceeds of Collateral or termination of the Loans as set forth in subsection 2(f). In any event, all principal plus accrued interest outstanding on each Permitted Acquisition
Loan shall be due and payable on the Term Maturity Date.

(iv) Late Charges. If any regularly scheduled principal payment due under a Note is fifteen (15) days or more late, Borrower will be charged a late fee in an amount equal to five percent (5.00%) of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater. If Lender demands payment of any Loan in accordance with the terms of this Agreement or any Note and Borrower does not pay the Loan in full within fifteen (15) days after Lender's demand, Borrower will be charged a late fee in an amount equal to five percent (5.00%) of the unpaid principal plus accrued interest or $25.00, whichever is greater.
Late fees assessed by Lender are immediately payable by Borrower upon receipt of notice thereof from Lender.
     (e) Payment Dates as Business Days. If any principal payment due date specified in this Section 2 for a Loan is not a Business Day, then such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

     (f) Mandatory Repayment. Upon receipt of the proceeds of the sale or other disposition of any Collateral, or if any Collateral is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (whether insurance or otherwise) shall be paid by Borrower to Lender immediately upon receipt thereof by Borrower as a mandatory prepayment of  the  Loans (except for proceeds of the sale of Inventory in  the ordinary course of business), in such order as shall be determined by Lender in its sole discretion, such payment
to   be  applied  against  the  remaining  installments   of
principal   in  the  inverse  order  of  their   maturities.
Notwithstanding the foregoing, (i) net cash proceeds of  any
sale   or  other  disposition  of  Collateral  (other   than
Inventory) in an aggregate amount not to exceed $50,000 in any transaction or $100,000 in any fiscal year shall not be subject to prepayment under this subsection 2(f) and (ii) the net cash proceeds of any Collateral that is damaged, destroyed or taken by condemnation, in whole or in part, that are applied to the repair or restoration of Borrower's property pursuant to Section 11(e) shall not be subject to prepayment under this subsection 2(f).

     (g) Telephonic Requests. As an accommodation to Borrower, Lender may in its sole discretion and without establishing a  course  of dealing or conduct, permit telephone  requests
for   Loans  and  electronic  transmittal  of  instructions,
authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not
to   accept   or   act   upon   telephonic   or   electronic
communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any  instructions, authorizations or agreements or  reliance
on   any  reports  communicated  to  it  telephonically   or
electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

(h) Conversion Elections. Borrower may elect to convert all or any portion of a Revolving Loan that is a Prime Rate Loan into a LIBOR Rate Loan, so long as no Default or Event of Default has occurred and is then continuing, by delivering a conversion notice to Lender on or before 11:00 a.m., Philadelphia, Pennsylvania time, on the Business Day on which such conversion is to take effect. Borrower may elect to convert all or any portion of a Revolving Loan that is a LIBOR Rate Loan into a Prime Rate Loan by delivering a conversion notice to Lender on or before 11:00 a.m., Philadelphia, Pennsylvania time, on the Business Day on which such conversion is to take effect.
3.   INTEREST, FEES AND CHARGES; PREPAYMENT.

     (a)  Interest.

          (i) Subject to the terms and conditions set forth below, interest shall accrue on the principal amount of the Loans hereunder at the rate or rates set forth below as selected by Borrower as follows:

               (A) Each Revolving Loan that is a LIBOR Rate Loan shall accrue interest in arrears at a rate per annum equal to the sum of the LIBOR Market Index Rate plus the Applicable Revolver Margin. The Lender shall give prompt notice to Borrower of the LIBOR Market Index Rate as determined in accordance herewith, which determination shall be conclusive absent manifest error. Each other Revolving Loan shall accrue interest in arrears at a rate per annum equal to the Prime Rate. Accrued interest on each Revolving Loan shall be payable in arrears on the first day of each calendar month, commencing on August 1, 2010. In any event, all accrued interest outstanding on the Revolving Loans shall be due and payable on the Termination Date.

(B) Each Permitted Acquisition Loan shall accrue interest in arrears at a rate per annum equal to the sum of the LIBOR
Market Index Rate plus the Applicable Margin and such interest shall be payable in arrears on the first day of each calendar month, commencing with the first day of the first full calendar month following the date on which such Permitted Acquisition Loan is made by Lender to Borrower hereunder. In any event, all accrued interest outstanding on each Permitted Acquisition Loan shall be due and payable on the Term Maturity Date. The Lender shall give prompt notice to Borrower of the LIBOR Market Index Rate as determined in accordance herewith, which determination shall be conclusive absent manifest error.
               (C) The Term Loan shall accrue interest in arrears at a fixed rate per annum equal to five and fifty-eight one-hundredths percent (5.58%) and such interest shall be payable in arrears on the first day of each calendar month, commencing on August 1, 2010. In any event, all accrued interest outstanding on the Term Loan shall be due and payable on the Term Maturity Date.

          (ii) Upon the occurrence of an Event of Default, Borrower's right to select pricing options for the Revolving Loans shall cease and the unpaid principal balance of all Loans shall, at the option of Lender, bear interest at a rate which is five percent (5%) in excess of the interest rate which would otherwise be in effect hereunder (the "Default
Rate").  Borrower acknowledges and agrees that  the  Default
Rate is reasonable in light of the increased risk of collection of the sums due under the Loans after the occurrence and during the continuance of an Event of Default and the costs and expenses of Lender related thereto.

(iii) All interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed.
          (iv) To the extent not already provided for herein, any final payment of the entire principal balance outstanding with respect to a Loan shall be accompanied by payment in United States Dollars of all the outstanding accrued and unpaid interest with respect to such Loan.

     (b) Prepayment. Loans may be prepaid upon the terms and conditions set forth herein. For Loans in connection with which Borrower has or may incur Hedging Obligations, the
related  Lender  Hedging  Agreement  shall  terminate   upon
prepayment of the associated Loan (subject to the provisions related to early termination that are contained in such
Lender  Hedging  Agreement)  unless  Lender,  in  its   sole
discretion agrees in writing to continue the Lender Hedging Agreement in full force and effect to its stated maturity,
and   additional   obligations  may   be   associated   with
prepayment, in accordance with the terms and conditions of the applicable Lender Hedging Agreements. Each prepayment of the principal amount of a Loan shall be accompanied by the payment of all charges outstanding on such Loan and of all accrued interest on the principal repaid to the date of
payment.    Borrower   acknowledges   that   prepayment   or
acceleration of the Term Loan may result in Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of the Term Loan (including without limitation upon acceleration of such Loan) shall be accompanied by, and Borrower hereby promises to pay on each date the Term Loan is prepaid or the date all sums payable under the Term Loan become due and payable by acceleration, in addition to all other sums then owing, an amount (the "Yield Maintenance Fee") computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the scheduled payment date for the amounts being prepaid shall be subtracted from the "cost of funds" component of the interest rate in effect
hereunder  for the Term Loan at the time of prepayment.   If
the result is zero or a negative number, there shall be no Yield Maintenance Fee. If the result is a positive number, then the resulting percentage shall be multiplied by the
amount   of  the  principal  balance  being  prepaid.    The
resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term as to which the prepayment is being made. Said amount shall be reduced to present value, calculated by using the number of days remaining in the term as to which the prepayment is being made and using the above-referenced United States Treasury security rate and the number of days remaining in the term as to which the prepayment is being made. The resulting amount shall be the Yield Maintenance Fee due to Lender upon prepayment of the Term Loan (if any). Borrower acknowledges
that    the   Yield   Maintenance   Fee   is   bargained-for
consideration and not a penalty. All prepayments of any Loan shall be applied first to fees and expenses then due
hereunder,  second  to  any  Hedging  Obligations  owed   by
Borrower with respect to such Loan, third to interest on the unpaid principal balance accrued to the date of prepayment, and last to the principal balance of the Loan which is being prepaid

     (c)  Other Provisions.

          (i) LIBOR Market Index Rate Lending Unlawful. If Lender shall determine (which determination shall, upon notice thereof  to Borrower, be conclusive and binding on Borrower)
that  the  introduction  of, or any  change  in  or  in  the interpretation  of, any law, rule, regulation  or  guideline
(whether  or not having the force of law) makes it unlawful, or  any central bank or other Governmental Authority asserts that  it  is  unlawful,  for Lender  to  make,  continue  or maintain any LIBOR Rate Loan, or to convert any Loan into  a
LIBOR   Rate  Loan,  the  obligations  of  Lender  to  make,
continue, maintain or convert into any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Prime Rate Loans at such time.

          (ii) Substitute Rate.  If Lender shall have determined that:

               (a) one (1) month U.S. dollar deposits in the relevant amount are not available to Lender in the London interbank market;

               (b) by reason of circumstances affecting Lender in the London interbank market, adequate means do not exist for ascertaining the LIBOR Market Index Rate applicable hereunder to LIBOR Rate Loans; or

               (c) LIBOR Market Index Rate no longer adequately reflects Lender's cost of funding Loans;

then, upon notice from Lender to Borrower, the obligations of Lender under this Agreement to make or continue any Loans as LIBOR Market Index Rate Loans shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist and all such affected Loans shall bear an annual interest rate equal to the Prime Rate.

          (iii) Indemnities. In addition to any Yield Maintenance Fee otherwise payable hereunder, Borrower agree to reimburse
Lender (without duplication) for any increase in the cost to Lender, or reduction in the amount of any sum receivable by Lender, in respect, or as a result of:

               (A) any Loans not being made as LIBOR Rate Loans in accordance with the request therefor submitted by Borrower hereunder;

(B) any Loans not being converted into LIBOR Rate Loans in accordance with the conversion notice therefor; or
               (C) any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of Lender) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any Loan on a date other than the maturity date therefor, whether pursuant to any required repayment or prepayment terms of this Agreement or otherwise.

Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by Borrower to Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

          (iv) Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law),  or  any change  therein,  or  any change in  the  interpretation  or
administration   thereof  by  any  Governmental   Authority,
central   bank  or  comparable  agency  charged   with   the
interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (A) shall subject Lender to any tax, duty or other charge with respect to any Loan or its obligation to make Loans hereunder, or shall change the basis of taxation of payments to Lender of the principal of or interest on any Loan or any other amounts due under this Agreement (except for the introduction of, or change in the rate of, tax on the overall net income of Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which Lender is organized or in which Lender's principal executive office is located); or

               (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United
          States) against assets of, deposits with or for the account of, or credit extended by, Lender or shall impose on Lender or on the London interbank market any other condition affecting the Loans or Lender's obligation to make Loans hereunder;

(C) and the result of any of the foregoing is to increase the cost to Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement with respect thereto, by an amount deemed by Lender to be material, then, within fifteen
(15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction.
     (d)  Fees And Charges.

          (i) Upfront Fee. On the Closing Date, Borrower shall pay to Lender a non-refundable upfront fee (the "Upfront Fee") for the Loan facilities established hereunder, in United
States Dollars, in the amount of $42,500.00.

          (ii) Unused Revolver Commitment Fee. Borrower shall pay to the Lender an unused commitment fee (the "Unused Revolver
Commitment  Fee") on the daily average amount of the  Unused
Revolver Commitment, for the period from the date hereof  to and  including the Termination Date, in an amount  equal  to the  Unused  Revolver Commitment multiplied by  a  rate  per
annum   equal   of  0.25%.   The  accrued  Unused   Revolver
Commitment Fee shall be payable quarterly in arrears, and on the Termination Date.

          (iii) Unused Acquisition Line Commitment Fee. Borrower shall pay to the Lender an unused commitment fee (the
"Unused  Acquisition  Line Commitment  Fee")  on  the  daily average  amount  of the Unused Acquisition Line  Commitment, for  the  period from the date hereof to and  including  the
Termination  Date,  in  an  amount  equal  to   the   Unused
Acquisition Line Commitment multiplied by a rate  per  annum
equal  of  0.25%.   The  accrued  Unused  Acquisition   Line
Commitment Fee shall be payable quarterly in arrears, and on the Termination Date.

(iv) Letter of Credit Fees.  Borrower shall pay to Lender a
non-refundable fronting fee with respect to each Letter of
Credit, equal to the Applicable Revolver Margin multiplied
by the aggregate amount available to be drawn under the
Letter of Credit, at the time of issuance of such Letter of
Credit. In addition, Borrower shall pay to Lender the
customary issuance, presentation, amendment and other
processing fees, and other standard costs and charges, of
Lender relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges
are due and payable upon demand and are nonrefundable.
          (v) Costs and Expenses. Borrower shall reimburse Lender for all reasonable out of pocket costs and expenses, including,  without  limitation, legal expenses  (which  may include,  without limitation, the allocable cost of Lender's internal  legal  counsel)  and reasonable  attorneys'  fees, incurred by Lender in connection with the (i) analysis,  due
diligence,   documentation   and,   consummation   of   this
transaction and the Loans and any other transactions between
Borrower and Lender, including, without limitation, fees and expenses for Uniform Commercial Code and other public record searches and filings, overnight courier or other express  or messenger delivery, field examination costs, appraisal costs and  environmental audit or review costs;  (ii)  amendments, waivers  or consents with respect to this Agreement and  any of  the  Other  Agreements; (iii) protection,  preservation, defense or enforcement of any rights of Lender in or to  the
Collateral or otherwise under this Agreement or any  of  the
Other  Agreements; (iv) collection of any  Liabilities;  and
(v) non-overhead administration of this Agreement (primarily expected, if necessary, to include any of the foregoing plus periodic  consultation or analysis with  counsel  concerning its  rights  under this Agreement and the Other Agreements).
Borrower  shall  also  pay all normal service  charges  with respect to all accounts maintained by  Borrower with  Lender and  any  additional  services requested  by  Borrower  from
Lender.    All  such  costs,  expenses  and  charges   shall
constitute  Liabilities  hereunder,  shall  be  payable   by
Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

(vi) Increased Capital Costs.  If any change in, or the
introduction, adoption, effectiveness, interpretation,
reinterpretation or phase-in of, any law or regulation,
directive, guideline, decision or request (whether or not
having the force of law) of any court, central bank,
regulator or other Governmental Authority affects or would
affect the amount of capital required or expected to be
maintained by Lender, or person controlling Lender, and
Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's
capital as a consequence of its commitments or the Loans
made by Lender hereunder is reduced to a level below that
which Lender or such controlling person could have achieved
but for the occurrence of any such circumstance, then, in
any such case upon notice from time to time by Lender to
Borrower, Borrower shall immediately pay directly to Lender
additional amounts sufficient to compensate Lender or such
controlling person for such reduction in rate of return.  A
statement of Lender as to any such additional amount or
amounts (including calculations thereof in reasonable
detail) shall, in the absence of manifest error, be
conclusive and binding on Borrower.  In determining such
amount, Lender may use any method of averaging and
attribution that it (in its sole and absolute discretion)
shall deem applicable.
          (vii) Taxes. All payments by Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder  shall  be  made free and  clear  of  and  without deduction for any present or future income, excise, stamp or franchise  taxes and other taxes, fees, duties, withholdings or  other  charges of any nature whatsoever imposed  by  any taxing  authority, but excluding franchise taxes  and  taxes imposed  on  or measured by Lender's net income or  receipts
(such  non-excluded  items being called  "Taxes").   In  the
event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will

               (A) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(B) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and
               (C) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Lender would have received had such Taxes not been asserted.

          If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

     (e) Maximum Interest. It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the  interest or other charges payable under this  Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and,  if any amount in excess of such limit shall have  been
paid,   then   such   amount  shall   be   immediately   and
automatically applied to reduce the unpaid principal balance of any Loans then outstanding hereunder as of the date on which such excess payment was made), in such order as shall be determined by Lender in its sole discretion, such payment
to   be  applied  against  the  remaining  installments   of
principal in the inverse order of their maturities. If the amount to be so applied as a reduction of the unpaid principal balance of the Loans exceeds the unpaid principal balance of the Loans at such time, the amount of such excess shall be refunded by Lender to Borrower.

(f) Automatic Payments. Borrower hereby authorizes Lender to automatically deduct from any deposit account of Borrower maintained with or at Lender, or any entity under the control of Lender, any amount owed by Borrower to Lender hereunder or under any Other Agreement, including without limitation all payments of interest, principal, and other sums due from time to time under this Agreement or the Other Agreements; Lender will promptly thereafter notify Borrower of the amount so charged. If the funds in the account are insufficient to cover any payment due, Lender will not be obligated to advance funds to Borrower to cover the payment. The failure of Lender so to charge any account or to give any such notice shall not affect the obligation of Borrower to pay any and all sums due to Lender under this Agreement or any Other Agreement when due.
(g) Payment Dates as Business Days. If any payment due date specified in this Section 3 for any amount owed by Borrower to Lender is not a Business Day, then such payment shall be made on the next succeeding Business Day.
4.   COLLATERAL.

     (a) Grant of Security Interest to Lender. As security for the payment of all Loans now or in the future made by Lender
to   Borrower  hereunder  and  for  the  payment  or   other
satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing, valid and, enforceable first priority (subject to Permitted Liens)
and only (other than Permitted Liens) lien, charge and security interest in all assets and property of any kind of Borrower, including without limitation, all of the following property, whether tangible or intangible and whether now or hereafter owned, existing, acquired, created or arising and wherever now or hereafter located: (a) all Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed  or  stopped in transit by,  Borrower;  (b)  all
Chattel    Paper,   Instruments,   Documents   and   General
Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and  shippers,  guarantee claims, contracts rights,  payment
intangibles,  security  interests,  security  deposits   and
rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, all Equipment and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims listed on Schedule 4(a) hereto; (i) all Payment Intangibles;
(j)  all  Supporting Obligations; (k) any other property  of
Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (l)
all  additions  and  accessions to, substitutions  for,  and
replacements,   products  and  Proceeds  of  the   foregoing
property, including, without limitation, proceeds of all insurance policies insuring the foregoing property; and (m) all of Borrower's books and records relating to any of the foregoing and/or to Borrower's business. Lender may transfer Collateral into its name or that of its nominee and may receive income and any other distributions thereon and hold the same as collateral for the Liabilities, or apply the same to any defaulted Liability whether or not a Default or an Event of Default has occurred.

(b) Other Security. As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, each Guarantor shall assign to Lender and grant to Lender a continuing, valid and, enforceable first priority (subject to Permitted Liens) and only (other than Permitted Liens) lien, charge and security interest in all of such Guarantor's assets and property of any kind pursuant to the terms and provisions of a Subsidiary Security Agreement. In addition, Lender, in its sole discretion, without waiving or releasing (i) any obligation, liability or duty of Borrower or any Guarantor under this Agreement or the Other Agreements or (ii) any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.
(c) Possessory Collateral. Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.
(d) Electronic Chattel Paper. To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
     (e) Commercial Tort Claims; Letter-of-Credit Rights. Borrower represents and warrants to Lender that it does not have any pending Commercial Tort Claims or Letter-of-Credit Rights except as shown on Schedule 4(a) attached hereto. Borrower shall be deemed to restate this representation and warranty at the time of each Loan as if this representation and warranty had been set forth in full in Section 10 hereof.

     (f) Mortgages. As additional security for all Liabilities, the record owner of each Real Property shall execute and deliver to Lender a Mortgage and Security Agreement on such
Real Property, excluding the New Jersey Facility, and all fixtures, equipment, machinery, tools, appliances, fittings, and building materials of any kind appurtenant thereto (each, excluding the New Jersey Facility, a "Mortgage" and collectively, the "Mortgages"), which Mortgages shall be in such form and with such terms and conditions as required  by
Lender.   The  terms of the Mortgages shall be considered  a
part of this Agreement as though fully set forth herein, and the terms of this Agreement shall be considered part of the Mortgages as though fully set forth therein.

(g) Rights Under Leases. As additional security for all Liabilities, the record owner of each Real Property, excluding the New Jersey Facility, shall assign to Lender
for the benefit of Lender all of such Person's rights as
lessor under any and all leases with respect to such Real Property (collectively, the "Assignments of Rents and
Leases").
     (h) Lien Documents. On the Closing Date and at such times thereafter as Lender deems necessary or desirable, Borrower shall execute and deliver, or cause to be executed and
delivered,   to   Lender  any  agreements,   documents   and
instruments  required  by  Lender to  evidence,  perfect  or
protect  Lender's  liens  and  security  interests  in   the
Collateral. In addition to the foregoing, Borrower shall do anything further that may be lawfully required by Lender to effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of additional agreements, documents and instruments.

5.   PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY
     INTERESTS THEREIN.

     Borrower hereby authorizes Lender to file UCC-1 financing statements against Borrower covering the Collateral (and describing such collateral, if Lender shall so choose in its absolute discretion, as "All Assets" of Borrower) in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder, with or without the signature of Borrower. Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary, prudent or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary, prudent or desirable in its reasonable discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, including without limitation providing a landlord's waiver reasonably acceptable to Lender for any location not owned by Borrower where any assets of Borrower are located, and in order to facilitate the collection of the Collateral; provided, however, Borrower shall be required to use only reasonable commercial efforts to obtain such a landlord's waiver and shall not be required to seek such a landlord's waiver at any location at which Collateral with a value of less than $50,000 in the aggregate is located. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies and confirms the prior filing by Lender of any and all financing statements (and any appropriate amendments or continuations thereof) which identify Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

6.   POSSESSION OF COLLATERAL AND RELATED MATTERS.

     Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business consistent with past practices, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

7.   COLLECTIONS.

     (a)  All checks, drafts, instruments and other items of
payment   representing  proceeds  of  Collateral  shall   be
endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is
hereby  irrevocably  authorized  to  endorse  the  same   on
Borrower's  behalf.   For the purpose  of  this  Section  7,
Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

     (b) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such  terms,  for such amount and at such time or  times  as
Lender   deems  advisable;  (v)  prepare,  file   and   sign
Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

     (c) Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

8.   FINANCIAL REPORTS AND SCHEDULES.

     (a) Financial Statements. Borrower shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a  compliance certificate ("Compliance Certificate") in  the form of Exhibit D hereto, which Compliance Certificate shall include a calculation of all financial covenants contained in  this Agreement:  (i) no later than forty-five (45)  days
(or in the event that a request for an extension of the required filing date of the Form 10-Q of Borrower with the
SEC has been timely filed, the last day of such requested extension period, but in no event later than fifty-five (55)
days)  after  the  end of each calendar quarter,  copies  of
internally  prepared  financial  statements  for   Borrower,
prepared   in  accordance  with  GAAP,  including,   without
limitation,  balance  sheets  and  statements   of   income,
retained earnings and cash flow all on a consolidated basis certified by the Chief Financial Officer of Borrower; (ii)
no later than ninety (90) days (or in the event that a request for an extension of the required filing date for the
Form  10-K  of Borrower with the SEC has been timely  filed, the last day of such requested extension period, but in no event later than one hundred-five (105) days) after the end of each Fiscal Year, audited annual financial statements for Borrower prepared in accordance with GAAP, including without
limitation,  balance  sheets  and  statements   of   income,
retained earnings and cash flows all on a consolidated basis, with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to Borrower by such accountants; and (iii) no later than ninety
(90) days after the end of each Fiscal Year, projections, in form and substance satisfactory to Lender in its sole discretion, for the immediately following Fiscal Year, which projections shall include the assumptions used therein together with appropriate supporting details as reasonably requested by Lender.

     (b) Public Information. Promptly upon their becoming available, and in all events within ten (10) days of any such filing, copies of any: (i) correspondence or notices received by Borrower or any Guarantor from any federal, state or local Governmental Authority that regulates the operations of Borrower or such Guarantor, relating to an actual or threatened change or development that would be materially adverse to Borrower or such Guarantor; (ii) registration statements and any amendments and supplements thereto, and any regular and periodic reports or proxy statements, if any, filed by Borrower or any Guarantor with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the said Commission; and (iii) letters of comment or correspondence sent to Borrower or any Guarantor by any such securities exchange or such Commission in relation to Borrower, any Guarantor or any of their respective assets or operations.

(c) Other Information. Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections regarding Borrower or any Guarantor as Lender may reasonably request.
9.   TERMINATION.

     THIS AGREEMENT SHALL BE IN EFFECT FROM THE CLOSING DATE UNTIL THE INDEFEASIBLE REPAYMENT IN FULL TO LENDER BY BORROWER OF THE OUTSTANDING BALANCE OF ALL OF THE LOANS AND ALL OTHER AMOUNTS OWED BY BORROWER HEREUNDER. If the due date of the Liabilities is accelerated pursuant to Section 15 hereof then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities (other than unasserted contingent obligations) are indefeasibly paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such new lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's accounts, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account.

10.  REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 10) or elsewhere) shall be true at the time of Borrower's execution hereof and on the Closing Date, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement (provided that any representation or warranty made as of a specific date shall be true, shall remain true and shall be remade as of such date):

     (a) Financial Statements and Other Information. The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the Closing Date accurately reflect the financial condition of Borrower and Guarantors, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower or Guarantors since March 31, 2010. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

(b) Locations. The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's chief executive office and all of Borrower's other places of business and locations of
Collateral and post office boxes and locations of bank
accounts are set forth in Schedule 10(b) attached hereto and at other locations within the continental United States of
which Lender has been advised by Borrower in writing in accordance with subsection 11(b)(i) hereof. The Collateral is kept only at the addresses set forth on Schedule 10(b),
and at other locations within the continental United States
of which Lender has been advised by Borrower in writing in accordance with subsection 11(b)(i) hereof.
(c) Loans by Borrower. As of the date of this Agreement, neither Borrower (nor any of its Subsidiaries) nor any
Guarantor has made any loans or advances to any Affiliate or other Person, except for those loans or advances outstanding on the date hereof as shown on Schedule 10(c) attached
hereto.
     (d) Liens. Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests
and   encumbrances   whatsoever,  whether   voluntarily   or
involuntarily created and whether or not perfected, other than the Permitted Liens.

     (e)  Organization, Authority and No Conflict.

           (i) Borrower is duly organized, validly existing and in good standing in its jurisdiction of organization and has an organizational identification number and chief executive office as indicated on Schedule 1(a) hereto. Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and each Other Agreement to which it is a party and to perform its obligations hereunder and thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's or any Guarantor's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any Guarantor or any of property or Borrower or any Guarantor may be bound or affected.

          (ii) Each Guarantor is duly organized, validly existing and in good standing in its jurisdiction of organization and has an organizational identification number and chief executive office as indicated on Schedule 1(a) hereto. Each Guarantor is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on such Guarantor. Each Guarantor has the right and power and is duly authorized and empowered to enter into, execute and deliver each Other Agreement to which it is a party and to perform its obligations thereunder. Each Guarantor's execution, delivery and performance of each Other Agreement to which it is a party does not conflict with the provisions of its organizational documents, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on it. Each Guarantor's execution, delivery and performance of each Other Agreement to which it is a party shall not result in the imposition of any lien or other encumbrance upon any of Borrower's or any Guarantors property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any Guarantor or any property of Borrower or any Guarantor may be bound or affected.

     (f) Litigation. Except as shown on Schedule 10(f) attached hereto, there are no actions or proceedings which are pending or threatened in writing against Borrower (or any of its  Subsidiaries)  or  any Guarantor  and  Borrower  shall,
promptly  upon  becoming  aware  of  any  such  pending   or
threatened action or proceeding, give written notice thereof to Lender.

     (g) Compliance with Laws and Maintenance of Permits. Borrower and each Guarantor have obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably likely to have a Material Adverse Effect. Borrower (and each Guarantor) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would be reasonably likely to have a Material Adverse Effect.

     (h) Affiliate Transactions; Subsidiaries. Except as set forth on Schedule 10(h) attached hereto, neither Borrower nor any Guarantor is conducting, permitting or suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of services in the ordinary course of business consistent with past practices pursuant to terms that are no less favorable to Borrower or the Guarantor, as applicable, than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an
Affiliate.   Schedule  10(h)  lists  all  of   the   current
Subsidiaries of Borrower.

(i) Names and Trade Names. Borrower's corporate name has always been as set forth on the first page of this Agreement and Borrower has not used any trade names, assumed names, fictitious names or division names in the operation of its business, except in each case as set forth on Schedule 10(i) hereto or other names of which Lender has been advised by Borrower in writing in accordance with subsection 11(b)(i) hereof.
(j) Equipment. Borrower has good and indefeasible and merchantable title to and ownership of all Equipment (subject to Permitted Liens). No Equipment is a Fixture to real estate or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.
(k) Enforceability. This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms. Each Other Agreement to which a Guarantor is a party is the legal, valid and binding obligation of such Guarantor and is enforceable against such Guarantor in accordance with its terms.
(l) Solvency. Borrower and Guarantors, taken as a whole, are, after giving effect to the transactions contemplated hereby, solvent, able to pay their respective debts as they become due, have capital sufficient to carry on their respective business, now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.
(m) Indebtedness. Except as set forth on Schedule 10(m) attached hereto, Borrower is not obligated (directly or indirectly) for any Indebtedness other than the Loans, the other Liabilities and/or other Indebtedness incurred in compliance with the terms of this Agreement and of which Lender has been advised by Borrower in writing in accordance with subsection 11(b)(i) hereof..
(n) Margin Securities and Use of Proceeds. Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
(o) Capital Structure. Schedule 10(o) attached hereto sets forth, as of the date hereof, as to Borrower and each Guarantor the number of issued and outstanding shares of each class of capital stock or the total membership interests (as applicable) of such Person. Schedule 10(o) hereto also sets forth in graphic format a true and complete corporate organizational structure chart for Borrower and each Guarantor as of the date hereof.
     (p) No Defaults. Each material contract, lease and commitment to which Borrower or any Guarantor is a party or by which it is bound is valid, binding and enforceable upon Borrower or such Guarantor, as applicable, and each of the other parties thereto in accordance with their respective
terms.   Neither Borrower nor any Guarantor  is  in  default
under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any such contract, lease or commitment which would be reasonably likely to have a Material Adverse Effect.

     (q) Employee Matters. There are no controversies pending or threatened in writing between Borrower or any Guarantor and any of their respective employees, agents or independent contractors other than employee grievances arising in the
ordinary  course  of  business  which  would  not,  in   the
aggregate, have a Material Adverse Effect, and Borrower and each Guarantor is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not be reasonably likely to have a Material Adverse Effect.

(r) Intellectual Property. Borrower and each Guarantor possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct all of their business as heretofore conducted by them. Schedule 10(r) hereto lists, as of the date hereof,
(i) each copyright (and each application therefor), (ii) each trademark or service mark (and each application therefor), and (iii) each patent (and each application therefor) owned and/or filed by Borrower or any Guarantor, listing in each case the registration or application number and date of each such item of intellectual property and the owner thereof.
(s) Real Property; Environmental Matters. Schedule 10(s) hereto lists all real property currently owned by Borrower or any Guarantor, and the owner(s) of record of each such real property. Except as set forth on Schedule 10(s) attached hereto, no Borrower (nor any Guarantor) has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not such premises all of which were owned or leased by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and, to the best of the Borrower's knowledge, the operations of Borrower (and each Guarantor) complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. Except as set forth on Schedule 10(s) hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or to the best of Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower (or any Guarantor) or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower (or any Guarantor) or its business, operations or assets or any properties at which Borrower (or any Guarantor) has transported, stored or disposed of any Hazardous Materials. Neither Borrower nor any Guarantor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.
     (t) ERISA Matters. Borrower (and each Guarantor) has paid and discharged all obligations and liabilities due and arising under ERISA of a character which, if unpaid or unperformed, would reasonably be expected to result in the imposition of a lien against any of its properties or assets.

(u) Compliance with Laws. Borrower (and each Guarantor) is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. SS 3617, et seq.) or narcotics (including 21 U.S.C. SS 801, et seq.) and/or any commercial crimes; all Environmental Laws; and ERISA, if applicable. Neither Borrower nor any Guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control. "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at
http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtm
l, or as otherwise published from time to time. "Sanctioned Person" means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at
http://www.treas.gov/offices/enforcement/ofac/programs/index
..shtml, or as otherwise published from time to time, or (ii)
(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.
     (v) Disclosure. No representation or warranty made by Borrower in this Agreement, the Other Agreements, or in any
financial  statement,  report,  certificate  or  any   other
document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Borrower or any Guarantor.

(w) Representations, Warranties and Covenants with Respect to the Real Property.
          (i)  The record owner of each Real Property, as set forth on
Schedule 10(s) has, and at all times will have, good and marketable title to such Real Property, and the Mortgage(s), when executed and delivered, will be a valid first lien on the Real Property, excluding the New Jersey Facility, subject only to Permitted Exceptions.

(ii) Borrower agrees that it will execute and deliver, or cause to be executed and delivered, any further mortgages or any other documents or instruments necessary, in the reasonable opinion of Lender, to achieve and maintain at all times a first and valid lien on the Real Property and the personal property covered by the Mortgages, subject only to Permitted Exceptions.
(iii) Borrower agrees to pay all reasonable charges incident to examination of the title of the Real Property, surveys, recording fees and for all searches which may be required by Lender to assure that the Mortgages are and continue to be a first lien as herein provided, and if not so paid, Lender may in its discretion, pay the same and treat the amount of such payment as a Revolving Loan.
(iv) Borrower agrees to pay, or cause to be paid, any tax, assessment, or other charge or lien upon the Real Property, existing at any time, on or before its due date and to furnish satisfactory proof of such payment to Lender within thirty (30) days after such payment is due.
11.  AFFIRMATIVE COVENANTS.

     Until   payment  and  satisfaction  in  full   of   all
Liabilities and termination of this Agreement, unless Borrower obtain Lender's prior written consent waiving or modifying any covenants hereunder in any specific instance, Borrower covenants and agrees with respect to itself and each of its Subsidiaries, as follows:

     (a) Maintenance of Records. Borrower shall at all times keep accurate and complete books, records and accounts with
respect  to  all  of  Borrower's  business  activities,   in
accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on
Schedule 10(b).

     (b)  Notices.  Borrower shall:

          (i)  Locations.  Promptly (but in no event less than ten
(10) Business Days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral (so long as Collateral with an aggregate value in excess of $50,000 is located there), any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

(ii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender (A) of any actions or proceedings which are pending or threatened against Borrower or any Guarantor (1) in which the amount of damages or other recovery sought exceeds or could reasonably be expected to exceed $200,000.00, or (2) which might have a Material
Adverse Effect, and of any Commercial Tort Claims of
Borrower which may arise, which notice, in the case of clause (A) would be deemed a modification of Schedule 10(f) hereto to add such litigation and in the case of clause (B) would be deemed a modification of Schedule 4(a) to add such Commercial Tort Claim.
          (iii)     Names and Trade Names.  Notify Lender within ten
(10) days of the change of the name of Borrower (or any of Guarantor) or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

          (iv) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan subject to Title IV of ERISA ("Plan") covering any officers or employees of Borrower (or any Guarantor), any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

          (v) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect  to any non-compliance with or violation of the requirements  of any  Environmental Law by Borrower (or any Guarantor) or the
generation,   use,   storage,   treatment,   transportation,
manufacture   handling,  production  or  disposal   of   any
Hazardous Materials or any other environmental, health or safety matter which affects Borrower (or any Guarantor) or its business operations or assets or any properties at which Borrower (or any Guarantor) has transported, stored or disposed of any Hazardous Materials.

(vi) Intellectual Property Matters.  On each Compliance
Certificate, notify Lender of the registration (whether or not Lender previously had notice of the filing of an application for registration thereof) or acquisition by Borrower or any Guarantor of any patent, trademark or copyright, or the filing of any application for the registration of any patent, trademark or copyright by Borrower or Guarantor during the fiscal period to which the Compliance Certificate pertains, which notice would be deemed a modification of Schedule 10(r) hereto to add such information Schedule 10(r).
          (vii) Default; Material Adverse Change. Promptly advise Lender of the occurrence of any Material Adverse Effect on Borrower or any Guarantor or the occurrence of any Default or Event of Default hereunder.

     All of the foregoing notices shall be provided by Borrower to Lender in writing.

     (c) Compliance with Laws and Maintenance of Permits. Borrower (and each Guarantor) shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably expected to have a Material Adverse Effect and Borrower (and each Guarantor) shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure with which to comply would reasonably be expected to have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower (or any Guarantor) in order to avoid non-compliance, with any Environmental Law, Lender may, at Borrower's expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

(d)  Inspection and Audits.  Borrower shall permit Lender,
or any Persons designated by it, to call during normal
business hours and upon prior written notice prior to the
occurrence of an Event of Default and at any time and with
no prior notice required at any time after the occurrence of an Event of Default, at Borrower's and/or any Guarantor's
places of business, and, without hindrance or delay, to
examine or inspect the Collateral and to examine, inspect,
audit, check and make extracts from the books, records,
journals, orders, receipts and any correspondence and other
data relating to the business of Borrower and/or any
Guarantor, the Collateral or any transactions between the
parties hereto, and shall have the right to make such
verification concerning Borrower's and/or any Guarantor's
business as Lender may consider reasonable under the
circumstances.  Borrower shall furnish to Lender such
information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request.
Following the occurrence of an Event of Default, Lender,
through its officers, employees or agents shall have the
right, at any time and from time to time, in the name of
Lender, Borrower, any Guarantor or otherwise, to verify the
validity, amount or any other matter relating to any
Borrower's or Guarantor's Accounts, by mail, telephone,
telegraph or otherwise.  Borrower authorizes Lender to
discuss the affairs, finances and business of Borrower (and
any Guarantor) with any officers, employees or directors of
Borrower or any Guarantor, and to discuss the financial
condition of Borrower (and any Guarantor) with Borrower's
independent public accountants.  Any such discussions with
the accountants shall be without liability to Lender or to
Borrower's independent public accountants.  Borrower shall
pay to Lender, upon demand, all fees reasonably incurred by
Lender in connection with any field audit or inspection of
Borrower or any Guarantor, their respective businesses
and/or the Collateral, plus all reasonable out-of-pocket
costs and expenses incurred by Lender and each auditor
(including without limitation, air fare, meals and lodging)
in the conduct of such an audit; provided, however, that
prior to the occurrence of an Event of Default Borrower and
the Guarantors shall be liable to pay for only one (1) such
field audit or inspection in any twelve (12) month period).
(e)  Insurance.  Borrower shall:
          (i) Keep the Collateral properly housed and insured for the full insurable value thereof (less deductibles) against loss or  damage  by fire, theft, explosion, sprinklers, collision
(in  the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar  to that of Borrower, with such companies,  in  such amounts, with such deductibles, and under policies  in  such form  and  substance as shall be reasonably satisfactory  to
Lender.   Certificates of insurance have been  delivered  to
Lender  as  of the Closing Date, together with  evidence  of payment  of  all  premiums therefor, and  shall  contain  an endorsement, in form and substance reasonably acceptable  to
Lender,  showing  Lender as lender  loss  payee  under  such insurance  policies.  Such endorsement,  or  an  independent instrument  furnished  to Lender,  shall  provide  that  the insurance  company  shall give Lender at least  thirty  (30)
days  written notice before any such policy of insurance  is altered  or  canceled and that no act,  whether  willful  or negligent, or default of Borrower or any other Person  shall affect  the right of Lender to recover under such policy  of insurance in case of loss or damage.  In addition,  Borrower shall  cause  to  be  executed and delivered  to  Lender  an
assignment   of   proceeds  of  its  business   interruption
insurance   policies   and  of  its  receivables   insurance
policies,  if  any;  provided however,  that  the  insurance proceeds arising from any loss shall be covered by any  such assigned policy shall be paid by Lender to Borrower, so long as (i) no Default or Event of Default has occurred, (ii) the total  proceeds received is $100,000.00 or less,  and  (iii)
Borrower commits in writing to replace or repair any damaged
Collateral  with such insurance proceeds within one  hundred
eighty  (180)  days  of  the  Borrower's  receipt  of   said
proceeds.   Borrower hereby directs all insurers  under  all
policies of insurance to pay all proceeds payable thereunder directly to Lender. Upon receipt of any such insurance proceeds (x) in excess of $100,000.00, Lender may, in its sole discretion, either (i) apply such insurance proceeds to the repayment of the Liabilities in such order as Lender may in its sole discretion determine or (ii) with respect to any insurance proceeds paid as a result of the loss of damage to or destruction of theft of or condemnation or confiscation of any tangible Collateral (a "Casualty Loss"), release such insurance proceeds to Borrower to be used in the repair or replacement of the Collateral that was the subject of the Casualty Loss (and Borrower covenants that it shall use, within one hundred eighty (180) days of the Borrower's receipt of said proceeds, any such insurance proceeds released to it solely for such purposes), and (y) equal to or less than $100,000.00 paid as a result of a Casualty
Loss, release such insurance proceeds to Borrower to be used in the repair or replacement of the Collateral that was the subject of the Casualty Loss (and Borrower covenants that it shall use, within one hundred eighty (180) days of the Borrower's receipt of said proceeds, any such insurance proceeds released to it solely for such purposes); provided, however, in the event an Event of Default has occurred and is continuing, Lender may apply any such insurance proceeds to the repayment of the Liabilities in such order as Lender may in its sole discretion determine. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

          (ii) Maintain, at their expense, such public liability, and third party property damage insurance as is customary for
Persons  engaged in businesses similar to that  of  Borrower
with   such  companies  and  in  such  amounts,  with   such
deductibles  and  under policies in such form  as  shall  be satisfactory to Lender and certificates of insurance  as  to such  policies  have  been delivered to  Lender  as  of  the
Closing  Date,  together with evidence  of  payment  of  all
premiums  therefor;  each  such  policy  shall  contain   an
endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

          (iii) Maintain, at its expense, such insurance coverage as required under the Mortgage(s).

     If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be cancelled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Borrower shall not make or permit to be made changes to the terms and conditions (including the amounts) of its insurance policies from those delivered to Lender prior to the Closing Date without the prior written consent of Lender, which consent shall not be unreasonably withheld, unless such changes would not adversely affect Lender's rights under any such policy or the coverage afforded any of the Collateral covered thereby.

     (f)  Collateral.  Borrower shall keep the Collateral in good
condition,  repair  and  order  (ordinary  wear   and   tear
excepted) and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained.

(g) Use of Proceeds. All monies and other property obtained by Borrower from Lender pursuant to this Agreement as proceeds of: (i) the Revolving Loans shall be used solely for general corporate purposes of the Borrower, (ii) the Term Loan shall be used solely to refinance certain existing Indebtedness owed by Borrower, as set forth on Schedule 11(g) attached hereto and, after payment in full of such Indebtedness, for general corporate purposes, and (iii) the Permitted Acquisition Loans shall be used solely to fund costs and expenses incurred by Borrower in connection with the consummation of a Permitted Acquisition.
(h) Taxes. Borrower shall file all required tax returns for and pay all of the taxes owing by Borrower (and any Guarantor) when due, including, without limitation, taxes imposed by foreign, federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on the financial statements of Borrower; (ii) the contesting of any such payment does not give rise to a lien for taxes;
(iii) if Lender in the exercise of its sole discretion shall require, Borrower keep on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and
(iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.
     (i) Intellectual Property. Borrower shall maintain adequate licenses, patents, patent applications, copyrights,
service    marks,   trademarks,   trademark    applications,
tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

     (j) Checking and Deposit Accounts. Borrower shall maintain its primary cash management relationship, including without limitation its primary deposit and checking accounts, with
Lender.   Normal charges shall be assessed on  all  accounts
maintained by Borrower with Lender.

12.  NEGATIVE COVENANTS.

     Until   payment  and  satisfaction  in  full   of   all
Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees, for itself and each Guarantor, as follows:

     (a) Guaranties. Neither Borrower nor any Guarantor shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

     (b) Indebtedness. Neither Borrower nor any Guarantor shall create, incur, assume or become obligated (directly or
indirectly),  for  any  loans  or  other  Indebtedness   for
borrowed money other than the Loans, except that Borrower and the Guarantors, in the aggregate, may: (i) maintain the present indebtedness listed on Schedule 10(m) hereto; (ii) incur unsecured indebtedness to trade creditors in the ordinary course of business on standard terms; (iii) incur purchase money Indebtedness and Capital Lease Obligations, provided that the amount of such purchase money Indebtedness and Capital Lease Obligations shall not exceed, at any time, $1,000,000.00, in the aggregate, and (iv) the Indebtedness represented by the promissory note referred to in subsection 12(d)(v) hereof.

     (c) Liens. Neither Borrower nor any Guarantor shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens. For purposes hereof, liens securing purchase money Indebtedness permitted to be incurred by Borrower or a Guarantor pursuant to subsection 12(b) hereof shall be deemed to be a "Permitted
Lien".   Borrower  shall  not  enter  into  nor  permit  any
Guarantor to enter into any agreement which prohibits or limits the ability of Borrower or such Guarantor to create, incur, assume or suffer to exist any lien, claim, security interest or other encumbrance whatsoever upon any of its
property   or  revenues,  whether  now  owned  or  hereafter
acquired.

(d) New Jersey Facility. Without limiting the effect of any of the other negative covenants contained herein, with respect to the New Jersey Facility, Borrower shall not grant a mortgage, lien or security interest in, nor lease nor transfer any of its interest in the New Jersey Facility without the consent of Lender, which consent shall not to be unreasonably withheld, conditioned or delayed, except for New Jersey Facility Fixtures, which may be sold, replaced or otherwise transferred in the normal course of Borrower's business.
(e) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business.
Neither Borrower nor any Guarantor shall (i) enter into any merger, consolidation, division, liquidation or dissolution;
(ii) change the jurisdiction of its organization or enter into any transaction which has the effect of changing its jurisdiction of organization; (iii) sell, lease or otherwise dispose of any of its assets other than sales of Inventory in the ordinary course of business and sales or disposals of obsolete or worn-out Equipment in the ordinary course of business; (iv) consummate any Acquisition (other than an Acquisition which satisfies all of the requirements set forth herein for a Permitted Acquisition (as determined by Lender in its reasonable discretion) and pursuant to which any entity formed or acquired by Borrower or any Guarantor to consummate such Acquisition (other than a Foreign Subsidiary) executes and delivers a Guarantee to Lender, and thereby becomes a Guarantor hereunder, and a Subsidiary Security Agreement) or, if a Foreign Subsidiary, the Borrower shall cause to be pledged to Lender (on terms and conditions satisfactory to Lender in its sole discretion) to secure the Liabilities at least sixty-five percent (65%) of the outstanding voting equity interests of such Foreign Subsidiary or provide such other collateral to Lender as shall be deemed to be acceptable to Lender in its sole discretion; or (v) enter into any other transaction outside the ordinary course of its business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest (other than, so long as no Default or Event of Default has occurred and is then continuing, or will be triggered thereby, Borrower shall be permitted to (A) repurchase up to one million shares of its common stock at a price of $2.00 per share during the period between July 1, 2010 and June 30, 2012, or issue a promissory note in lieu of such repurchase until such repurchase is consummated, as required pursuant to the terms and provisions of the RMD Acquisition Agreement), and (B) repurchase or redeem all or any of Borrower's Series C Preferred Stock, $.001 par value), or any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest (other than pursuant to an employee equity compensation plan maintained by Borrower). Neither Borrower nor any Guarantor shall form any Subsidiary (other than in connection with a Permitted Acquisition or unless such Subsidiary becomes a Guarantor and executes and delivers to Lender a Subsidiary Security Agreement) or enter into any joint ventures or partnerships with any other Person.
     (f) Dividends and Distributions. Borrower shall not, at any time a Default or Event of Default has occurred and is continuing, or would result therefrom, declare, make or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock.

     (g)  Investments; Loans.

          (i) Neither Borrower nor any Guarantor shall purchase or otherwise acquire, or contract to purchase or otherwise acquire,  or  invest in the obligations or stock  (or  other equivalent equity interests) of any Person (except for those
purchases   permitted   pursuant  to  subsection   12(d)(iv)
hereof).

          (ii) Neither Borrower nor any Guarantor shall lend or otherwise advance funds to any Person, except for (A)
advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of its business, and (b) so long as no Default or Event of Default has occurred and is continuing, or would result
therefrom,  loans  and  advances  made  by  Borrower  to   a
Guarantor.

     (h) Fundamental Changes; Line of Business. Neither Borrower nor any Guarantor shall amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from its current business.

(i)  Equipment.  Neither Borrower nor any Guarantor shall
(i) permit any Equipment to become a Fixture to real property, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.
     (j) Compliance with Federal Reserve Board Regulations. Borrower shall not (i) use any of the proceeds of the Loans, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations U of the Board of Governors of the Federal Reserve System (12 C.F.R. 221), (ii) use any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve in a violation of Regulation X of such Board (12 C.F.R. 224), or (iii) take or permit to be taken any other action which would result in the Loans or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

13.  FINANCIAL COVENANTS.

     Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

     (a) Consolidated Maximum Leverage Ratio. Borrower shall maintain at all times a Consolidated Maximum Leverage Ratio
which  is  equal  to or less than 3.00 to 1.00.   Borrower's
compliance with this covenant shall be tested on a rolling four (4) quarters basis as of the last day of each quarter of each Fiscal Year of Borrower; provided, however, for the purposes of determining the Consolidated Maximum Leverage Ratio at any time during the Ramp-up Period, the denominator of such ratio (for the avoidance of doubt, such denominator
includes  all  items  set  forth  in  clause  (ii)  of   the
definition of "Consolidated Maximum Leverage Ratio") shall be determined as follows: (i) at September 30, 2010, on the basis of the fiscal quarter then ended, times 4; (ii) at December 31, 2010, on the basis of the six (6) months then ended, times 2; and (iii) at March 31, 2011, on the basis of the nine months then ended, times 4/3. Borrower and Lender hereby agree that, for purposes of calculating Consolidated Maximum Leverage Ratio hereunder during the Ramp-up Period, the following procedures shall apply: (x) the amounts set forth in clauses (b), (c) and (d) of the definition of "Consolidated EBITDA" shall not be annualized for any period, and (y) the aggregate professional fees, other closing  costs  and similar costs and expenses  incurred  by
Borrower  in  connection  with  the  consummation   of   any
Permitted   Acquisition  included  in  the  calculation   of
Consolidated EBITDA for any period shall not be annualized.

(b) Consolidated Fixed Charge Coverage Ratio. Borrower shall maintain at all times a Consolidated Fixed Charge Coverage Ratio of not less than 1.20 to 1.00. Compliance with this covenant shall be tested on a rolling four (4) quarters basis as of the last day of each quarter of each Fiscal Year of Borrower; provided, however, for the purposes of determining the Consolidated Fixed Charge Ratio at any time prior to June 30, 2011 (the "Ramp-up Period"), the numerator (for the avoidance of doubt, such numerator includes all items set forth in clause (i) of the definition of "Consolidated Fixed Charge Coverage Ratio") and the denominator of such ratio (for the avoidance of doubt, such denominator includes all items set forth in clause (ii) of the definition of "Consolidated Fixed Charge Coverage Ratio") shall be determined as follows: (i) at September 30, 2010, on the basis of the fiscal quarter then ended, times 4; (ii) at December 31, 2010, on the basis of the six (6) months then ended, times 2; and (iii) at March 31, 2011, on the basis of the nine months then ended, times 4/3. Borrower and Lender hereby agree that, for purposes of calculating Consolidated Fixed Charge Ratio hereunder during the Ramp-up Period, the following procedures shall apply: (x) the amounts set forth in clauses (b), (c) and (d) of the definition of "Consolidated EBITDA" shall not be annualized for any period, (y) the aggregate professional fees, other closing costs and similar costs and expenses incurred by Borrower in connection with the consummation of any Permitted Acquisition included in the calculation of Consolidated EBITDA for any period shall not be annualized, and (z) the amount set forth in clause (e) of the definition of "Consolidated Fixed Charges" shall be annualized but such annualized amount shall be capped at a maximum of $1,500,000.00 for any period.
(c) Unfunded Capital Expenditures. During the Ramp-up Period, Borrower shall not incur Unfunded Capital Expenditures in excess of $1,500,000.00 in the aggregate.
14.  EVENT OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) Payment. The failure of Borrower to pay when due (whether on a scheduled due date, at stated maturity, by acceleration or otherwise on demand) any of the Liabilities, including without limitation any payments of principal or interest on any of the Loans.

     (b) Breach of Articles 12 and 13 of this Agreement. The failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of Borrower under Articles 12 or 13 of this Agreement.

     (c) Breach of this Agreement and the Other Agreements. The failure of Borrower to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of  Borrower  under  this Agreement  or  any  of  the  Other
Agreements   (other   than   those  covenants,   conditions,
promises, agreements or obligations of Borrower described in
subsections   14(a)  or  14(b)  above),  and  such   failure
continues for a period of fifteen (15) days.

     (d)  Breaches of Other Obligations.  The failure of Borrower
to   perform,   keep  or  observe  any  of  the   covenants,
conditions, promises, agreements or obligations of Borrower under any other agreement with any Person if such failure is reasonably likely to result in a liability owed or incurred by Borrower in excess of $100,000.00 in the aggregate.

(e) Breach of Representations and Warranties. The making or furnishing by Borrower to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between Borrower and Lender, which is untrue or misleading in any material respect when made.
(f) Loss of Collateral. The occurrence of any uninsured damage to, loss, theft, destruction, condemnation or confiscation of any Collateral having a value in excess of $100,000.00 in the aggregate.
(g) Levy, Seizure or Attachment. The making or attempt by any Person to make or the issuance of any levy, seizure or attachment upon any of the tangible Collateral or any garnishment, forfeiture, seizure or confiscation of any Account or Accounts or Deposit Account or Deposit Accounts.
(h) Bankruptcy or Appointment of Receiver. Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of or the taking of possession by, a receiver, custodian, trustee, liquidator, or similar fiduciary of itself or any part of the Collateral, (ii) make a general assignment for the benefit of creditors, or composition or arrangement with its creditors generally, (iii) commence a voluntary case under any state or federal bankruptcy law or equivalent foreign bankruptcy or insolvency laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, or have a receiver, trustee or custodian appointed over it, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or equivalent foreign bankruptcy or insolvency laws (provided that, during the pending of any such thirty (30) day period, Lender shall have no obligation hereunder to make any Revolving Loans or Permitted Acquisition Loans or to make or continue any LIBOR Rate Loans) or (viii) to take any action to effect any of the foregoing.
     (i)   Insolvency;  Ceasing Business.  Borrower  or  any
Guarantor shall admit in writing its inability to be generally unable or be alleged by its creditors to be generally unable to pay its debts as and where due, or Borrower or any Guarantor shall cease the operation of any substantial portion of their business.

(j) Judgment. The entry of any judgment or order against Borrower or any Guarantor (individually or in the aggregate), in excess of $100,000.00, which is not satisfied, dismissed or discharged within thirty (30) days after such entry.
     (k) Criminal Proceedings. The institution in any court of a criminal proceeding against Borrower or any Guarantor, or the indictment of Borrower or any Guarantor for any crime, which could be reasonably expected to have a Material Adverse Effect on such Person.

     (l) Change of Control. The occurrence of any Change of Control.

(m) Other Material Event. The occurrence of any event not otherwise specified in this Section 14 that could be reasonably expected to result in a liability owed or
incurred by Borrower in excess of $100,000.00 in the
aggregate.
(n)  Cross Default.  The occurrence of any default,
violation or breach of representation or warranty set forth
in any other Indebtedness in excess of $100,000.00 (other
than the Liabilities described in Section 14(a) above).
     (o) Mortgage Priority. If the Mortgages shall not create and continue to be through all of the Advances a valid first
lien   on   the  Real  Property,  excepting  only  Permitted
Exceptions.

     (p) Unenforceability of Documents. Any material provision of this Agreement or any Other Agreement shall at any time for any reason be declared null and void, or the validity or enforceability of this Agreement or any Other Agreement shall at any time be contested by Borrower or any other Obligor in writing, or a proceeding shall be commenced by Borrower or any other Obligor, or by any Governmental Authority or other Person having jurisdiction over Borrower or any other Obligor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any other Obligor
shall  deny  in  writing  that  it  has  any  liability   or
obligation
purported  to be created under this Agreement or  any  Other
Agreement or this Agreement or any Other Agreement shall cease to be in full force and effect.

15.  REMEDIES UPON AN EVENT OF DEFAULT.

     (a) Upon the occurrence of an Event of Default described in subsections 14(h) or (i) hereof, all of the Liabilities shall immediately and automatically become due and payable, and this Agreement shall terminate, and Lender shall have no further obligation to make Loans hereunder, without notice of any kind or the necessity of any affirmative action on the part of Lender. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. After the occurrence and during the continuance of any Event of Default, Lender shall have no obligation to make any further Loans and any Loans made or continued during such time shall be made at the sole and absolute discretion of the Lender, without establishing a course of conduct or obligating Lender to make or continue any additional Loans during such time as an Event of Default shall continue to exist.

(b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or
in any of the Other Agreements and all of Lender's rights
and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any
or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and
for that purpose may pursue the same wherever it may be
found, and may enter onto any premises of Borrower or any Guarantor where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the
same at any premises of Borrower or any Guarantor without
cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive
relief in any such case without the necessity of proving
actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and
such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Lender may disclaim any warranties that
might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection
with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.
     (c) In connection with its rights and remedies, Lender is hereby granted a license or other right to use and/or sublicense, upon and after the occurrence and during the
continuance   of  an  Event  of  Default,  without   charge,
Borrower's   and/or  any  Guarantor's  patents,  copyrights,
rights  of  use  of  any  name, trade  secrets,  tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in
advertising   for  sale  and  selling  any  Collateral   and
Borrower's and/or any Guarantor's rights under all license agreements pertaining to any of the Collateral shall inure to Lender's benefit.

     (d) In addition to all other rights and remedies available to Lender herein, in the Mortgages, at law or in equity, upon the occurrence of an Event of Default, Lender shall have the following additional remedies with respect to the Real Property:

               (A) Lender may enter into possession of the Real Property and perform any and all work and labor necessary to complete improvements thereon; all sums so expended by Lender to be deemed advanced to the Borrower and secured by the Mortgages.

               (B)    Lender  may  institute  and   maintain
          foreclosure proceedings in accordance with the Mortgages and applicable laws.

               (C)   Lender  may  institute  proceedings  to
          collect   any   balance  due  without  instituting
          foreclosure proceedings.

16.  CONDITIONS PRECEDENT.

     (a) Initial Conditions Precedent. The Closing Date shall be deemed to have occurred upon the satisfaction of the following conditions precedent (the "Initial Conditions
Precedent"):

          (i) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 16(a) (the "Closing Documents"), each of which documents shall be satisfactory in both form and substance to Lender and Lender's counsel, which such Closing Documents shall include, without limitation, legal opinions from counsel for Borrower and the Guarantors opining as to such matters that may be required by Lender and its counsel, including certain matters as to the validity and enforceability of Lender's security interests in the Collateral.

(ii) Since March 31, 2010, no Material Adverse Change shall have occurred and no action or proceeding shall be pending, or to the knowledge of Borrower, threatened against the Borrower, any Guarantor or any of their respective assets that might have a Material Adverse Effect with respect to Borrower or any Guarantor.
          (iii) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other
Person in connection herewith, on or before disbursement of the initial Loans hereunder.

(iv) The Collateral shall be free of all liens and
encumbrances, other than Permitted Liens, and Borrower shall have obtained any lien release documents or instruments
required by Lender with respect to any such lien on the
assets of Borrower or any Guarantor (other than a Permitted
Lien).
          (v) The Borrower and each Guarantor shall have executed and delivered to Lender all such other documents, instruments
and   agreements  which  Lender  determines  are  reasonably
necessary   to   consummate  the  transactions  contemplated
hereby.

     (b) Pre-Funding Conditions Precedent. The obligation of Lender to fund any Loan or to issue any Letter of Credit hereunder is subject to the satisfaction or waiver of the
following   conditions  precedent  "Pre-Funding   Conditions
Precedent" on or before the date such Loan is requested to be made or Letter of Credit is to be issued:

          (i) With respect to the initial request for a Loan or the issuance of a Letter of Credit hereunder, the Initial
Conditions Precedent shall have been satisfied;

(ii) Borrower shall have complied with all of the provisions of Section 2; and
(iii) No Default or Event of Default shall then be outstanding.
17.  SCOPE OF LIABILITY.

     (a) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the Liabilities and the liens
and   security  interests  granted  by  Borrower  and   each
Guarantor  to  secure  the  Liabilities,  not  constitute  a
"Fraudulent  Conveyance" (as defined below).   Consequently,
Lender  and Borrower agree that if the Liabilities,  or  any liens  or  security  interests granted by  Borrower  or  any
Guarantor  securing  the  Liabilities  would,  but  for  the
application  of  this  sentence,  constitute  a   Fraudulent
Conveyance, the Liabilities and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities under this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. SS 101, et seq.), as amended (the "Bankruptcy Code")
or  a fraudulent conveyance or fraudulent transfer under the
applicable  provisions  of  any  fraudulent  conveyance   or
fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

     (b) Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Liabilities from Borrower or any Guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Borrower and delivered to Lender; (iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Liabilities; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against Borrower or Lender's election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender's claim(s) for repayment of any of the Liabilities; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (c) Borrower agree to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any foreign, federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or the use or intended use of the proceeds of the Loans; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities and be secured by the Collateral. The provisions of this Section 17 shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.

18.  NOTICES.

     All written notices and other written communications with respect to this Agreement shall be sent by overnight mail, by facsimile or delivered in person, and in the case of Lender shall be sent to it addressed as follows:
Sovereign Bank, 3 Terry Drive, Suite 102, Newtown, Pennsylvania 18940, Attention: Daniel Vereb, Vice President, with a copy to Archer & Greiner, P.C., One Centennial Square, Haddonfield, New Jersey 08033, Attention: Deborah A. Hays, Esquire, and in the case of Borrower shall be sent to it at its chief executive office set forth on Schedule 1(a) hereto or as otherwise directed by Borrower in writing, with a copy to Matthew J. Gardella, Esq., Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

19.  ANTI-TERRORISM.

     To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

20.  CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

     This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF NEW JERSEY, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Lender to accept this Agreement, Borrower irrevocably agree that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF NEW JERSEY. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID JURISDICTION. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by intentionally recognized overnight courier or hand delivery directed to Borrower at its notice address as provided for in Section 18 and service so made shall be deemed completed (i) in the case of service made by overnight courier, one (1) Business Day after the same shall have been delivered to such overnight courier and (ii) in the case of hand delivery to Borrower, on the date so delivered. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

21.  MODIFICATION AND BENEFIT OF AGREEMENT.

     This  Agreement  and the Other Agreements  may  not  be
modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition. Without limitation, Lender may at any time pledge, endorse, assign or transfer all or any portion of its rights under this Agreement or any Other Agreement, including any portion of any Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under this Agreement or any Other Agreement.

22.  HEADINGS OF SUBDIVISIONS.

     The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

23.  POWER OF ATTORNEY.

     Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

24.  COUNTERPARTS.

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

25.  WAIVER OF JURY TRIAL; OTHER WAIVERS.

     (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

     (c) Borrower hereby grants to Lender a lien, security interest and a right of setoff as security for all of the Liabilities, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property now or hereafter in the possession, custody, safekeeping, or control of Lender or any entity under the control of Lender, or in transit to any of them. At any time, without demand or notice, Lender may setoff the same or any part thereof and apply the same to any Liability even though unmatured and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Lender shall not be required to marshal any present or future security for, or guarantees of, the obligations or to resort to any such security or guarantee in any particular order and Borrower waives, to the fullest extent that it lawfully can,
(i) any right it may have to require Lender to pursue any particular remedy before proceeding against it, and (ii) any right to the benefit of, or to direct the application of the proceeds of any collateral, including without limitation the Collateral, until the Liabilities are paid in full.

     (d) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to
demand  strict  compliance and performance  therewith.   Any
suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other
Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.


        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

LENDER:                  SOVEREIGN BANK

                         By:    /s/ Daniel R. Vereb
                         Name:       Daniel R. Vereb
                         Title:         Vice President

BORROWER:                DYNASIL CORPORATION OF AMERICA

                         By:    /s/ Richard A. Johnson
                         Name:       Richard A. Johnson
                         Title:         Chief Financial
                                         Officer